Exhibit 99.1

PRESS RELEASE

FOR RELEASE 10/30/08 @ 1:05PM

AnalogicTech Reports Results for the Third Quarter 2008 and Announces

$30 Million Share Repurchase Program

Santa Clara, CA – October 30, 2008 – Advanced Analogic Technologies, Inc. (“AnalogicTech” or the “Company”) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today reported financial results for the third quarter ended September 30, 2008.

Net revenue for the third quarter of 2008 was $25.4 million, a decrease of 17.0% over net revenue of $30.6 million for the third quarter of 2007 and a sequential increase of 19.8% from net revenue of $21.2 million for the second quarter of 2008.

Net loss for the third quarter of 2008 was $0.6 million, or $0.01 per diluted share. This compares to net income of $2.6 million, or $0.05 per diluted share, for the third quarter of 2007, and net loss of $3.8 million or $0.08 per diluted share, for the second quarter of 2008. On a non-GAAP basis, excluding stock-based compensation expense, amortization of acquired intangibles, and severance-related expenses, net of taxes, net income for the third quarter of 2008 was $0.5 million, or $0.01 per diluted share. This compares to non-GAAP net income of $4.1 million, or $0.09 per diluted share, for the third quarter of 2007 and non-GAAP net loss of $1.8 million, or $0.04 per diluted share, for the second quarter of 2008. Non-GAAP net income for the third quarter of 2007 excluded stock-based compensation expense and amortization of acquired intangibles, net of taxes. Non-GAAP net loss for the second quarter of 2008 excluded stock-based compensation expense, amortization of acquired intangibles, in-process research and development, and severance related charges, net of taxes.

AnalogicTech reported gross margins of 50.0% for the third quarter of 2008, compared to 53.6% for the third quarter of 2007 and 47.3% for the second quarter of 2008. Non-GAAP gross margin was 51.4% for the third quarter of 2008, compared to 54.6% for the third quarter of 2007 and 48.9% for the second quarter of 2008. The Company ended the quarter with $110.9 million in cash, cash equivalents, and short-term investments.

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AnalogicTech also announced that its Board of Directors has authorized the repurchase of up to $30 million of its common stock. The Company may repurchase shares in the open market, including through the use of a 10b5-1 trading plan or through privately negotiated transactions. The timing and actual number of shares repurchased will depend upon market conditions and other factors, in accordance with Securities and Exchange Commission requirements.

“We were pleased to deliver strong sequential revenue growth during the third quarter as sales rebounded, as expected, in Taiwan and China while sales in Korea remained robust,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. ”Importantly, we are seeing an increasing contribution from our ModularBCD products, which accounted for 19% of billings for the quarter.

“While we began the quarter with a strong backlog, order rates declined in October, and we remain cautious regarding the impact the macroeconomic environment will have on customer demand. We remain dedicated to the continued expansion of our product portfolio to strengthen our market position while retaining our strong discipline in cost control and cash management. In light of our current business outlook and the economic environment, we will continue to review our cost structure, and remain steadfast in our commitment to returning the Company to profitability.”

Mr. Williams added, “Despite the ongoing challenges of the current world-wide economic environment, we remain confident in the long-term growth prospects of the Company.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the fourth quarter ending December 31, 2008, AnalogicTech estimates revenue in the range of $19.5 to $22.5 million, and net loss in the range of $0.13 to $0.09 per diluted share on a GAAP basis. The fourth quarter 2008 estimates include pre-tax quarterly share-based compensation expense in the range of $1.6 to $1.8 million.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net income, gross margin and earnings/loss per share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the Company’s ongoing operational performance and has

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therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income, gross margin and earnings/loss per share is included in the tables below.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Conference Call Details

The AnalogicTech third quarter 2008 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Thursday, October 30, 2008. To participate in the live call, analysts and investors should dial 800-257-2101 or 303-262-2053 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at http://www.aati.com in the “Webcasts” section. A telephonic replay of the conference call will also be available through November 5, 2008, by dialing 800-405-2236 and entering the passcode: 11120755#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3000 and entering the passcode: 11120755#.

# # #

For More Information

Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

About AnalogicTech

Advanced Analogic Technologies, Inc. (AnalogicTech) is a supplier of Total Power Management(TM) semiconductor solutions for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, wireless LAN, and personal media players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech also develops and licenses device, process, package, and application-related technology. AnalogicTech is headquartered in Santa Clara, California and Macau, S.A.R., with offices in China (Beijing, Shanghai and Shenzhen), Hong Kong, Taiwan, Japan, South Korea, Sweden, France and United Kingdom, as well as a worldwide network of sales representatives and distributors. The company is listed on the NASDAQ exchange under the ticker symbol AATI. For more information, please visit the AnalogicTech website: http://www.analogictech.com. (AnalogicTech - F)

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause

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AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; our ability to manage inventory levels, fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Sep. 30, 2008	Dec. 31 2007 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$80,940	$53,779
Short-term investments	29,942	60,448

Total cash, cash equivalents and short term investments	110,882	114,227
Accounts receivable, net of allowances	14,845	14,428
Inventories	12,411	12,214
Prepaid expenses and other current assets	1,702	2,273
Notes receivable	—	2,000
Deferred income taxes - current	580	591

Total current assets	140,420	145,733
Property and equipment, net	5,399	4,699
Other assets	4,288	1,377
Deferred income taxes - noncurrent	7,260	6,815
Intangible assets, net	1,357	2,127
Goodwill	16,116	15,717

TOTAL ASSETS	$174,840	$176,468

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,998	$7,938
Accrued liabilities	4,247	8,623
Income tax payable	248	1,367

Total current liabilities	12,493	17,928
Long-term income tax payable	2,607	1,053
Long-term debt and capital lease obligations	—	41
Other long-term liabilities	214	155

Total liabilities	15,314	19,177

Total stockholders’ equity	159,526	157,291

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$174,840	$176,468

*	Amounts as of December 31, 2007 were derived from the December 31, 2007 audited consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	Sep. 30, 2008	Sep. 30, 2007	Sep. 30, 2008	Sep. 30, 2007
NET REVENUE	$25,436	$30,600	$71,711	$77,545
Cost of revenue	12,713	14,204	35,231	35,748

GROSS PROFIT	12,723	16,396	36,480	41,797
OPERATING EXPENSES:
Research and development	7,462	7,948	22,910	22,623
Sales, general and administrative	6,112	6,373	18,760	19,172
Patent litigation	243	580	987	3,657

Total operating expenses	13,817	14,901	42,657	45,452

INCOME (LOSS) FROM OPERATIONS	(1,094)	1,495	(6,177)	(3,655)
OTHER INCOME (EXPENSES), NET	723	1,398	2,633	3,850

INCOME (LOSS) BEFORE INCOME TAXES	(371)	2,893	(3,544)	195
PROVISION FOR INCOME TAXES	266	316	477	1,260

NET INCOME (LOSS)	$(637)	$2,577	$(4,021)	$(1,065)

NET INCOME (LOSS) PER SHARE:
Basic	$(0.01)	$0.06	$(0.09)	$(0.02)

Diluted	$(0.01)	$0.05	$(0.09)	$(0.02)

WEIGHTED AVERAGE SHARES USED IN NET INCOME (LOSS) PER SHARE CALCULATION:
Basic	45,781	44,827	45,654	44,584

Diluted	45,781	47,170	45,654	44,584

Note: FAS123R was adopted at the beginning of fiscal 2006. Stock compensation recorded in each expense classification above is as follows:

Cost of revenues	$110	$78	$282	$209
Research and development	886	758	2,449	2,031
Sales, general and administrative	664	781	2,558	2,834

	$1,660	$1,617	$5,289	$5,074

Financial Summary (Non-GAAP)

(in thousands, except per share amounts)

(unaudited)

GAAP TO NON-GAAP RECONCILIATION

	Three Months Ended		Three Months Ended Jun. 30, 2008
	Sep. 30, 2008	Sep. 30, 2007
GROSS MARGIN:
GAAP GROSS MARGIN	12,723	16,396	10,024
GAAP GROSS MARGIN %	50.0%	53.6%	47.3%
Amortization of acquired intangibles	242	242	242
Stock-based compensation	110	78	95
NON-GAAP GROSS MARGIN	13,075	16,716	10,361
NON-GAAP GROSS MARGIN %	51.4%	54.6%	48.9%
NET INCOME (LOSS):
NET INCOME (LOSS) ON GAAP BASIS:	$(637)	$2,577	$(3,830)
Stock-based compensation	1,660	1,617	1,902
Amortization of acquired intangibles	290	290	290
In-process research and development	—	—	255
Severance related charges	16	—	167
Loss on liquidation of a foreign branch office	—	—	—
Associated tax effects	(831)	(418)	(561)

NET INCOME (LOSS) ON NON-GAAP BASIS:	$498	$4,066	$(1,777)

EPS:
GAAP EPS, DILUTED	$(0.01)	$0.05	$(0.08)
NON-GAAP EPS, DILUTED	$0.01	$0.09	$(0.04)
Weighted average shares used to calculate Non-GAAP diluted EPS:	47,198	47,170	45,687